Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment #1 of our report dated  July 15, 2011 relating to the May 31, 2011 financial statements of Dynamic Nutra Enterprises Holdings, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
November 17, 2011

1500 Gateway Boulevard, Suite 202 ● Boynton Beach, FL  33426
Telephone: (561) 752-1721 ● Fax: (561) 734-8562
www.cpawebb.com